THIRD AMENDMENT TO OFFICE LEASE

This Third Amendment to Office Lease (this "Third Amendment") is made and entered into by and between **KOLL BREN FUND V, L.P.**, a Delaware limited partnership ("Landlord"), and **ENGLOBAL CORPORATE SERVICES, INC.**, a Texas corporation (the "Tenant"), effective on and as of the date on which Landlord executes this Third Amendment as set forth on the signature page hereto (the "Effective Date").

WITNESSETH

WHEREAS, Landlord and Tenant previously entered into that certain Office Lease dated March 4, 2005 (the "Original Lease"), as subsequently amended by that certain (i) Amended and Restated First Amendment to Office Lease dated effective as of November 3, 2005 (the "First Amendment"), and (ii) Second Amendment to Office Lease dated effective as of July 31, 2006 (the "Second Amendment") (the Original Lease, as amended by the First Amendment and Second Amendment, being referred to herein as the "Lease"), pursuant to which Landlord currently leases to Tenant certain premises containing a total of approximately 53,788 square feet of Rentable Area, designated as Suite 200, Suite 225 and Suite 400, in the building commonly known as Bridgewood I (the "Building"), located at 654 North Sam Houston Parkway East, Houston, Texas 77060 (the "Premises"); and

WHEREAS, Tenant desires to lease certain space on the roof of the Building in order to install, operate, maintain, repair and replace an antenna or satellite dish and related telecommunications equipment in accordance with and subject to the terms, provisions and conditions of this Third Amendment; and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to provide for such telecommunication equipment and to modify certain terms and provisions of the Lease, all as more particularly provided hereinbelow; and

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease is hereby modified and amended as set out below:

1. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Third Amendment.

2. Landlord and Tenant stipulate and agree that effective on and as of the Effective Date of this Third Amendment continuing through the expiration of the Lease Term (July 31, 2011) (the "Satellite Dish Term"). Landlord covenants and agrees that Landlord shall not unreasonably withhold, delay or condition its consent to a proposal by Tenant to install, maintain and replace from time to time one (1) satellite dish or similar antennae device, in a location designated by Landlord, the height and width of such devices to be reasonably acceptable to Landlord (hereinafter, the "Satellite Dish") on the roof of the Building, as more particularly identified on Exhibit A attached hereto and made a part hereof for all purposes (the "Satellite Dish Space"), subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) Landlord's approval of the plans and

WBZ

specifications for the Satellite Dish and all connecting cables from the roof of the Building to the Premises; (d) compliance with the conditions of any roof bond maintained by Landlord on the Premises; (e) the Satellite Dish not being visible at street level, and (f) the Satellite Dish not interfering with any then existing satellite dish or other antenna on the roof of the Building. Tenant shall be responsible for the repair of any damage to any portion of the Building caused by Tenant's installation, use or removal of the Satellite Dish. The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease so long as Tenant is not in default under the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney's fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, use or removal of the Satellite Dish.

3. Landlord and Tenant acknowledge and agree that the Basic Annual Rent for the Satellite Dish Space, throughout the Satellite Dish Term, shall be $-0- per month (the "Satellite Dish Rent").

4. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall supersede and control.

5. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Third Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the respective dates set forth below to be effective for all purposes, however, as of the Effective Date.

LANDLORD:

KOLL BREN FUND V, L.P.,
a Delaware limited partnership

By: **KBS Realty Advisors, LLC**
a Delaware limited liability company,
as agent

By: ______________________
Rodney Richerson,
Senior Vice President

Date: 4/18, 2007

TENANT:

ENGLOBAL CORPORATE SERVICES, INC.,
a Texas corporation

By: ______________________
William A. Coskey, CEO

Date: 4/9, 2007

EXHIBIT A

DESCRIPTION OF THE SATELLITE DISH SPACE

The Satellite Dish shall be located on the roof fifty (50) feet from the west wall and sixty-six (66) feet from the north wall.



EXHIBIT F

TENANT'S INITIAL CERTIFICATE

To: Koll Bren Fund V, L.P. ("Landlord")

Date: September 19, 2006

Tenant's Initial Certificate

ENGlobal Corporate Services, Inc.
Suite 225 – Second Expansion

The undersigned, as the Tenant under that certain Lease Amendment dated July 31, 2006 (Second Amendment to Office Lease dated March 4, 2005, the "Lease"), made and entered into between **Koll Bren Fund V, L.P.**, a Delaware limited partnership as Landlord, and the undersigned, as Tenant, hereby certifies that:

1. The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease Amendment.
2. The Expansion Commencement Date of the Lease was October 1, 2006.
3. The expiration date of the Lease is July 31, 2011.
4. The Lease is in full force and effect as amended in the "Amended and Restated First Amendment to Office Lease", Exhibit "D", and Second Amendment to Office Lease, Exhibit A, B, C, and D".
5. Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned.

Very truly yours,

ENGlobal Corporate Services, Inc.
a Texas Corporation

By: [signature]
Name: William A. Coskey
Title: CEO